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EXHIBIT 11 - (UNAUDITED)

                                MEDPARTNERS, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                               SEPTEMBER 30,                       SEPTEMBER 30,
                                                          1996              1997               1996             1997
                                                       ---------          --------          ---------         --------
Earnings:
   Income from continuing operations ..........        $(149,127)         $ 54,442          $(106,734)        $100,887
Discontinued operations:
  Loss from discontinued operations ...........               --            (5,273)           (71,221)         (80,707)
  Net gains on sales of discontinued
   operations .................................               --                --              2,523               --
                                                       ---------          --------          ---------         --------
   Loss from discontinued operations ..........               --            (5,273)           (68,698)         (80,707)
                                                       ---------          --------          ---------         --------
   Net income (loss) ..........................        $(149,127)         $ 49,169          $(175,432)        $ 20,180
                                                       =========          ========          =========         ========

PRIMARY
  Weighted average common shares outstanding ..          171,260           186,202            168,910          184,753
  Net common shares issuable on exercise of
      certain stock options (1) ...............            3,457             4,180              4,178            3,887
                                                       ---------          --------          ---------         --------
  Average common and common equivalent
      shares outstanding ......................          174,717           190,382            173,088          188,640
                                                       =========          ========          =========         ========

  Per share amounts:
   Income from continuing operations ..........        $   (0.85)         $   0.29          $   (0.61)        $   0.53
   Loss from discontinued operations ..........               --             (0.03)             (0.40)           (0.42)
                                                       ---------          --------          ---------         --------
   Net income (loss) ..........................        $   (0.85)         $   0.26          $   (1.01)        $   0.11
                                                       =========          ========          =========         ========

FULLY DILUTED
  Weighted average common shares outstanding ..          171,260           186,202            168,910          184,753
  Net common shares issuable on exercise of
    certain stock options (1) .................            4,190             4,180              4,178            3,926
                                                       ---------          --------          ---------         --------
  Average common and common equivalent
    shares outstanding ........................          175,450           190,382            173,088          188,679
                                                       =========          ========          =========         ========

Per share amounts:
   Income from continuing operations ..........        $   (0.85)         $   0.29          $   (0.61)        $   0.53
   Loss from discontinued operations ..........               --             (0.03)             (0.40)           (0.42)
                                                       ---------          --------          ---------         --------
   Net income (loss) ..........................        $   (0.85)         $   0.26          $   (1.01)        $   0.11
                                                       =========          ========          =========         ========


(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than average, for the fully diluted calculation.